UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐        Preliminary Proxy Statement
☐        Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Under §240.14a-12

FREQUENCY ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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FREQUENCY ELECTRONICS, INC.
55 Charles Lindbergh Boulevard
Mitchel Field, New York 11553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 11, 2011

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. (the “Company”) will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 11th day of October 2011, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

1.	To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

2.	To approve the amendment to the Frequency Electronics, Inc. 2005 Stock Award Plan to increase the number of shares authorized for issuance thereunder;

3.
To re-approve the performance objectives under the Frequency Electronics, Inc. 2005 Stock Award Plan, in accordance with the periodic re-approval requirements of Section 162(m) of the Internal Revenue Code; and

4.	To consider and act upon ratifying the appointment of EisnerAmper LLP as independent auditors for the fiscal year commencing May 1, 2011; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 26, 2011, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

/s/ Alan Miller
ALAN MILLER
Secretary/Treasurer & Chief Financial Officer

Mitchel Field, New York
August 29, 2011

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.  YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

FREQUENCY ELECTRONICS, INC.
55 Charles Lindbergh Boulevard
Mitchel Field, New York 11553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on October 11, 2011

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the "Company"), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the office of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 11th day of October 2011, at 10:00 A.M., Eastern Daylight Time, or any adjournment or adjournments thereof.  A Notice of Internet Availability of Proxy Materials on the Company’s website was first mailed to stockholders on or about August 29, 2011.  Only stockholders of record as of the close of business on August 26, 2011 are entitled to notice of, and to vote at, the meeting.

The Board may use the services of the Company's directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals and reimburse them for their out-of-pocket expenses in so doing.  The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company.  Each proxy executed and returned by a stockholder may be revoked at any time thereafter by filing a later dated proxy or by appearing at the meeting and voting in person.  Attendance at the meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board has fixed the close of business on August 26, 2011, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting.  On August 26, 2011, the Company had outstanding 8,310,129 shares of common stock, $1.00 par value per share ("Common Stock") (excluding 853,811 treasury shares), each of which entitled the holder to one vote.  No shares of preferred stock were outstanding as of such date.  A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum.  Rights of appraisal or similar rights of dissenters are not available to stockholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum.  A “broker non-vote” will also be counted for the purpose of determining the presence of a quorum.  A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter.

In the case of broker non-votes, brokers are entitled to vote on the ratification of the independent auditors but are not entitled to vote on Proposal Number 1 (the election of directors), Proposal Number 2 (approving and adopting an amendment to the Company’s 2005 Stock Award Plan) or Proposal Number 3 (Section 162(m) re-approval of the performance objectives under the Company’s 2005 Stock Award Plan).  Broker non-votes will have no effect on the outcome of the election of directors, Proposal Number 2 or Proposal Number 3.  Please vote your proxy so your vote can be counted.  Stockholder abstentions will have no effect on the outcome of the election of directors, but will have the same practical effect as a negative vote on Proposal Number 2 (approving and adopting an amendment to the Company’s 2005 Stock Award Plan), Proposal Number 3 (Section 162(m) re-approval of the performance objectives under the Company’s 2005 Stock Award Plan) and Proposal Number 4 (ratifying the appointment of the independent auditors).

It is expected that the following business will be considered at the meeting and action will be taken thereon.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five (5) directors ("Director(s)") to the Board to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.  Cumulative voting is not permitted.  The accompanying Proxy will be voted for the election of all five of the members of the Board, each of whose principal occupations are set forth in the following table, if no direction to the contrary is given.  In the event that any such nominee is unable or declines to serve, the Proxy may be voted for the election of another person in his place.  The Board knows of no reason to anticipate that this will occur.
Nominees for Election as Directors

The director nominees are as follows:

			Year First
			Elected
Name	Principal Occupation	Age	Director

Joseph P. Franklin	Chairman of the Board	77	1990
	of Directors
	(Major General,
	U.S. Army – Ret.)

Martin B. Bloch	President, Chief	75	1961
	Executive Officer
	and a Director

Joel Girsky	President, Jaco	72	1986
	Electronics, Inc., and a
	Director

S. Robert Foley, Jr.	Director	83	1999
	(Admiral, U.S.
	Navy – Retired)

Richard Schwartz	Director	75	2004

All directors hold office for a one-year period or until their successors are elected and qualified.

The Company’s Board has determined that Messrs. Foley, Girsky, and Schwartz are “independent,” as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”).  The composition of the Board, consisting of two (2) officers of the Company (Messrs. Bloch and Franklin) and the three (3) independent directors, is in full compliance with the listing requirements of the NASDAQ.

Business Experience of Directors

MARTIN B. BLOCH, age 75, has been a Director of the Company and of its predecessor since 1961.  He has served continuously since 1961 as the Company’s President and, except for December 1993 through April 1999, as its Chief Executive Officer.  Previously, he served as chief electronics engineer of the Electronics Division of Bulova Watch Company.  Mr. Bloch’s current service as the President and Chief Executive Officer of the Company allows him to bring to the Board in-depth knowledge of the Company’s business, operations, employees and strategic opportunities.

JOSEPH P. FRANKLIN, age 77, has served as a Director of the Company since March 1990.  In December 1993, he was elected Chairman of the Board and, from December 1993 through April 1999, served as Chief Executive Officer of the Company.  From August 1987 to November 1993, he was the chief executive officer of Franklin S.A., a Spanish business consulting company located in Madrid, Spain, specializing in joint ventures, and was a director of several prominent Spanish companies.  General Franklin was a Major General in the United States Army until he retired in July 1987.  He was Vice Chairman of the Board of Trustees of the US Military Academy at West Point from 2000 to 2004.  General Franklin’s current service as Chairman of the Board of the Company and prior service as Chief Executive Officer of the Company, as well has his prior board and executive management experience, allows him to provide in-depth knowledge of the Company and other valuable insight and knowledge to the Board.

JOEL GIRSKY, age 72, has served as a Director of the Company since October 1986.  He is the president and a director of Jaco Electronics, Inc., which is in the business of distributing electronics components, and has served in such a capacity for over forty years.  Mr. Girsky is the Chairman of the Company’s Compensation Committee.  Mr. Girsky’s knowledge of the Company through his service as a director of the Company, as well as his experience as CEO of a publicly-traded company, allow him to bring valuable insight and knowledge to the Board.

S. ROBERT FOLEY, Jr., age 83, recently retired as Vice President for Laboratory Management, University of California, a position he held from 2003 to 2009.  He served as Vice President of Raytheon International, Inc. and President of Raytheon Japan from 1995 to 1998.  Admiral Foley served in the United States Navy for 35 years, including the position of Commander-In-Chief of the Pacific Fleet.  Admiral Foley is also a director of INTELSAT General Corp.  Admiral Foley became a member of the Board in 1999.  Admiral Foley’s leadership background, and his executive management and business experience with a defense-oriented company, allow him to bring valuable insight and knowledge to the Board.

RICHARD SCHWARTZ, age 75, was a trustee and chairman of the Finance Committee of Cooper Union in New York City, a position he held from 2004 through 2008.  Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK.  He served in senior executive positions at ATK and predecessor companies beginning in 1990.  Prior to that Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957.  Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America.  Mr. Schwartz became a member of the Board in 2004.  Mr. Schwartz’s extensive industry experience, his prior board and executive management experience and his demonstrated leadership capabilities allow him to bring valuable insight and knowledge to the Board.

Compensation of Directors:

Directors who are not officers of the Company receive an honorarium of $18,000 and $2,500 for attendance at each Board meeting or meeting of a Board committee of which he is a member ($1,500 if such attendance is telephonic).  In addition, the chairman of the Audit Committee receives a stipend of $10,000.  Company officers do not receive additional compensation for their service on the Board or for attendance at Board meetings or committee meetings.  Directors who are not officers do not participate in Company-sponsored pensions or deferred compensation programs.

Director Compensation

	Fees Earned or	Equity-based
Name	Paid in Cash ($)	Awards (1)(2)	Total ($)
E. Donald Shapiro**	$27,000	$0	$27,000
Joel Girsky	31,000	52,800	83,800
S. Robert Foley	28,500	52,800	81,300
Richard Schwartz	28,500	52,800	81,300

** Dean Shapiro was a member of the Board of Directors until his death in December 2010.

(1)
The amounts in this column do not represent actual cash payments but represent the aggregate grant date fair value of stock appreciation rights awarded during the 2011 fiscal year computed in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the year ended April 30, 2011, as filed with the Securities and Exchange Commission (“SEC”).

(2)
Each non-officer Director received stock appreciation rights (“SARs”) to receive, upon exercise, the number of shares of Common Stock equal to the appreciated value of 26,000 shares of Common Stock between the award date and the exercise date.  During fiscal years 2011, 2010 and 2009 each director was granted a SAR based on 10,000, 10,000 and 6,000 shares, respectively.  Each such award was outstanding at the end of fiscal year 2011 and each Director was vested in 5,500 shares of such awards as of April 30, 2011.  In addition, Mr. Schwartz has an option to acquire 30,000 shares of Common Stock in which he is fully vested as of April 30, 2011.  The grant dates and exercise prices for these awards are listed in notes (12) and (13) under the section Stock Ownership of Certain Beneficial Owners and Management beginning on page 14 of this Proxy Statement.

Vote Required

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL AND ADOPTION OF AMENDMENT TO THE FREQUENCY ELECTRONICS, INC. 2005 STOCK AWARD PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

The Company adopted, and the stockholders of the Company approved, the Frequency Electronics, Inc. 2005 Stock Award Plan (the “2005 Stock Plan”) in 2005.  The 2005 Stock Plan has been used to provide stock-based incentive compensation to the Company’s eligible employees, directors and independent contractors.

On July 13, 2011, the Board, based on the recommendation of the Compensation Committee, determined that it is in the best interests of the Company to amend the 2005 Stock Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance under the 2005 Stock Plan by an additional 400,000 shares.  Accordingly, this Proposal No. 2 seeks approval of an amendment (the “Amendment”) to the 2005 Stock Plan to increase the maximum total number of shares of common stock that the Company may issue by 400,000 shares.  As of August 26, 2011, the number of shares that remain available for future awards under the 2005 Stock Plan prior to approval of the Amendment is 36,300.  The number of shares issuable with respect to the exercise of currently outstanding stock options and stock appreciation rights granted under the 2005 Stock Plan is 1,094,125.  An additional 376,900 shares are issuable with respect to the exercise of outstanding stock options granted under previously discontinued stock plans but these grants have not yet expired.

The Board believes that the increase in the number of shares authorized under the 2005 Stock Award Plan will provide it the flexibility to continue to provide equity incentives in amounts determined appropriate by the Compensation Committee, which is critical to its ability to attract and retain highly qualified individuals.  The Board believes that the requested additional authorized shares represent a reasonable amount of potential equity dilution over time.

The Amendment will not become effective unless approved by the Company’s stockholders.

Description of Existing 2005 Stock Plan

The following is a description of the principal features of the existing 2005 Stock Plan and does not reflect approval of the Amendment.  This description is qualified in its entirety by reference to the full text of the 2005 Stock Plan, which can be found by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on October 4, 2005, and is incorporated by reference herein.  Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the 2005 Stock Plan.

Purpose

The terms of the 2005 Stock Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock, or other property.  The purpose of the 2005 Stock Plan is to provide a means by which employees, directors, and independent contractors of the Company and those of its subsidiaries and other designated affiliates, which are referred to together as affiliates, may be given an opportunity to purchase Common Stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.  The 2005 Stock Plan is intended to qualify certain compensation awarded under the plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the committee of the Board appointed to administer the plan.

Shares Available for Awards

The total number of shares of Common Stock that may be subject to awards under the 2005 Stock Plan is equal to 400,000 shares, plus (i) the number of shares with respect to which awards granted under the 2005 Stock Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) the number of shares with respect to which awards previously granted under the Company’s prior equity compensation plans terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2005 Stock Plan or the prior plans, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2005 Stock Plan or the prior plans.  At the close of trading on August 17, 2011, the closing price of the Common Stock per share was $10.14.

Limitations on Awards

The 2005 Stock Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code.  Under these limitations, no more than 200,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the 2005 Stock Plan.  The maximum amount that may be earned by any one participant as a Performance Award (payable in cash) or other cash award for a performance period is $1,000,000.

Capitalization Adjustments

In the event that a dividend or other distribution (whether in cash, shares of Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Common Stock, so that an adjustment, substitution or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of (1) the kind and number of shares available under the 2005 Stock Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price of options or any purchase price relating to other awards and (5) other affected terms of awards.  The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility

The persons eligible to receive awards under the 2005 Stock Plan consist of officers, directors, employees, and independent contractors of the Company and those of its affiliates.  However, incentive stock options may be granted under the 2005 Stock Plan only to Company employees, including officers, and those of its affiliates.

Administration

The Board of Directors will administer the 2005 Stock Plan unless it delegates administration of the 2005 Stock Plan to one or more committees of the Board of Directors.  Together, the Board of Directors and any committee(s) delegated to administer the 2005 Stock Plan are referred to as the plan administrator.  If a committee is delegated to administer the 2005 Stock Plan, then in the discretion of the Board of Directors the committee may consist solely of two or more members that qualify as “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act and “outside directors” for purposes of Section 162(m).  Subject to the terms of the 2005 Stock Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of Common Stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Stock Plan, and make all other determinations that may be necessary or advisable for the administration of the 2005 Stock Plan.  The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights

           The plan administrator is authorized to grant stock options, including both incentive stock options, which are referred to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in Common Stock between the grant date and the exercise date of the stock appreciation right.  The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right.  However, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of Common Stock on the grant date.  The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years.  Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (so long as the plan administrator determines that the payment with shares will not cause a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price.  The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Stock Units

The plan administrator is authorized to grant restricted stock and stock units.  Restricted stock is a grant of shares of Common Stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator.  A participant granted restricted stock generally has all of the rights of one of the Company’s stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of Common Stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period.  Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments.  Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the plan administrator.

Bonus Stock and Awards in Lieu of Cash Obligations

The plan administrator is authorized to grant shares of Common Stock as a bonus free of restrictions for services performed for the Company or to grant shares of Common Stock or other awards in lieu of the Company’s obligations to pay cash under the 2005 Stock Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

Other Stock-Based Awards

The plan administrator is authorized to grant awards under the 2005 Stock Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon the Company’s performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units.  The plan administrator determines the terms and conditions of such awards.

Performance Awards

           The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator.  In addition, the 2005 Stock Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of Common Stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.  Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance-based” compensation not subject to the limitation on tax deductibility by the Company under Section 162(m).  For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and its three most highly compensated officers as of the end of a taxable year as disclosed in the Company’s filings with the Securities and Exchange Commission.  If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m), rather than the Board of Directors.  Subject to the requirements of the 2005 Stock Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.  One or more of the following business criteria based on the Company’s consolidated financial statements, and/or those of its affiliates, or for its business units (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of the Company’s ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction.  For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards, or other property in the discretion of the plan administrator.  Awards under the 2005 Stock Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.  The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles.  The plan administrator is authorized to place cash, shares of Common Stock, or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2005 Stock Plan.  The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.  Awards granted under the 2005 Stock Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.  The plan administrator may cancel awards granted under the 2005 Stock Plan in exchange for a payment of cash or other property.  The plan administrator, in its sole discretion, will determine the terms of any exchange of or purchase of an award.

Acceleration of Vesting; Change in Control

The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if the Company undergoes a “change in control,” as defined in the 2005 Stock Plan.  In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.”  The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by the Company or its successor without “cause” or terminates for “good reason.”  To the extent the Company undergoes a corporate transaction, the 2005 Stock Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction.  The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the award contingent on the corporate transaction.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2005 Stock Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted.  Unless earlier terminated by the Board of Directors, the 2005 Stock Plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by the Board of Directors and (y) the approval of an increase in the number of shares reserved under the 2005 Stock Plan by the Board of Directors (contingent upon such increase being approved by the Company’s stockholders) and (2) such time as no shares of Common Stock remain available for issuance under the 2005 Stock Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 2005 Stock Plan.  Amendments to the 2005 Stock Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

Federal Income Tax Consequences of Stock Options & Stock Appreciation Rights

The information set forth below is a summary only and does not purport to be complete.  In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.  The 2005 Stock Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date.  On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price.  If the optionee is an employee of the Company or one of its affiliates, that income will be subject to withholding tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2005 Stock Plan provides for the grant of stock options that qualify as “incentive stock options,” which are referred to as ISOs, as defined in Section 422 of the Code.  Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a nonqualified stock option.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period.  However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

The Company may grant stock appreciation rights separate from any other award, which is referred to as stand-alone stock appreciation rights, or in tandem with options, which is referred to as tandem stock appreciation rights, under the 2005 Stock Plan.

With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of Common Stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of Common Stock are delivered.  If the recipient may receive the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

The Company has not granted and does not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under Section 409A of the Code.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Because awards granted under the 2005 Stock Plan are made on a discretionary basis by the plan administrator, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Persons.

Vote Required

An affirmative vote by the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the Amendment to the 2005 Stock Plan.  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL IS SPECIFICALLY INDICATED.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

SECTION 162(m) RE-APPROVAL OF THE PERFORMANCE OBJECTIVES UNDER THE FREQUENCY ELECTRONICS, INC. 2005 STOCK AWARD PLAN

Section 162(m) of the Code limits the amount of compensation paid to certain senior executive officers that public companies may deduct to $1 million for each such senior executive officer in any fiscal year.  Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m).  The 2005 Stock Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the Eligible Person as ordinary income and provided that the awards meet the Section 162(m) performance-based requirements.  One of these requirements under Section 162(m) is that the material terms of the performance objectives under which the compensation is to be paid must be re-approved by our stockholders not less frequently than once every five years.  For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance objective is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance objective is attained.

The Company’s stockholders approved the 2005 Stock Plan at the Company’s 2005 annual meeting.  This Proposal No. 3 does not seek any amendment of the existing performance objectives contained within the 2005 Stock Plan.  Rather, this Proposal No. 3 is being presented to stockholders solely to comply with the periodic re-approval requirements of Section 162(m) described above.

The discussion of this proposal is qualified in its entirety by reference to the full text of the 2005 Stock Plan, which can be found by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on October 4, 2005, and is incorporated by reference herein.  Under the 2005 Stock Plan, the Company may issue to Eligible Persons performance-based awards, which entitle the Eligible Person to a cash and/or equity payout based upon achievement of certain performance criteria.  The plan administrator establishes the exact performance criteria and the performance period applicable to a performance-based award.  The plan administrator also determines whether the payout will be in cash, an equity-based award or some combination of cash and equity awards.  Performance criteria under the 2005 Stock Plan include a number of measurable criteria that can be tied to the success of the company.

The section above in this Proxy Statement under Proposal No. 2 entitled, “Description of Existing Stock Plan,” is incorporated in this Proposal No. 3 by reference and provides additional information about the 2005 Stock Plan, including employees eligible to receive awards under the 2005 Stock Plan, a description of the business criteria that may be applied to performance-based awards and the maximum equity and cash awards that could be paid to an employee.

If stockholders do not approve this Proposal No. 3, the Company may be required to seek re-approval again at the 2012 annual stockholders meeting and, if the company is unable to obtain it within the time period required by Section 162(m), future awards under the 2005 Stock Plan may no longer satisfy the requirements of Section 162(m) and may no longer be eligible for deductibility by the Company.

Vote Required

An affirmative vote by the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote is required for re-approval of the material terms of the current performance objectives set forth within the Company’s 2005 Stock Plan, in accordance with the periodic re-approval requirements of Internal Revenue Code Section 162(m).  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL IS SPECIFICALLY INDICATED.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.  All members of the Board are eligible for awards under the 2005 Stock Plan and thus have a personal interest in the re-approval.

PROPOSAL NO. 4

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of EisnerAmper LLP, (“EisnerAmper”), independent accountants, to be the Company's external auditors for the fiscal year commencing May 1, 2011, and recommends to stockholders that they vote for ratification of that appointment. (EisnerAmper is the successor accounting firm following the August 16, 2010 merger between Eisner LLP and Amper, Politziner & Mattia, LLP.)

It is anticipated that a representative of EisnerAmper will be present at the meeting.  Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

In connection with the audits of the Company's financial statements for the years ended April 30, 2011 and 2010 and the subsequent interim period through July 29, 2011, there have been no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper would have caused EisnerAmper to make reference thereto in their reports on the Company's financial statements for such years.

No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended April 30, 2011 and 2010 and the subsequent interim period through July 29, 2011.

During the Company’s two fiscal years ended April 30, 2011 and 2010 and the subsequent interim period through July 29, 2011, the Company has not consulted with EisnerAmper or the predecessor firms regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

AUDIT AND NON-AUDIT FEES

The following table presents the aggregate fees and expenses paid or accrued by the Company for professional services rendered by the Company’s auditors, EisnerAmper LLP in fiscal years 2011 and 2010.  Other than as set forth below, no professional services were rendered or fees billed by EisnerAmper during fiscal years 2011 and 2010.

Service	2011	2010
Audit Fees (1)	$304,539	$292,500
Audit-Related Fees (2)	63,000	46,758
Tax Fees (3)	-	-
All Other Fees (4)	-	-
TOTAL	$367,539	$339,258

(1)
Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the reviews of the quarterly financial statements, issuance of consents and assistance with and review of documents filed with the SEC.

(2)
Other audit-related services provided by EisnerAmper LLP include the annual audit of the Company’s employee benefit plans as well as accounting consultations regarding significant transactions during the fiscal year.

(3)
Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.  Beginning in fiscal year 2009, the Company engaged another accounting firm to provide such services.

(4)	No other services were performed by EisnerAmper LLP in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services

Prior to engaging EisnerAmper LLP to render the above services during fiscal year 2011, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the external auditor was compatible with the maintenance of EisnerAmper LLP’s independence in the conduct of its auditing services.

The procedures used by the Audit Committee for the pre-approval of all audit and permissible non-audit services provided by the independent auditors are described below.

Before engagement of EisnerAmper LLP as independent auditors for the fiscal year 2011, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

Audit Services include audit work performed on the Company’s financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors’ tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.  As indicated above, the Company has engaged another accounting firm to provide such services which will thus not impair EisnerAmper LLP’s independence.

Other Services are those associated with services not captured in the other categories.  The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category.  The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members.  The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required for the ratification of EisnerAmper LLP as the Company's independent auditors for the 2012 fiscal year.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the meeting are hereinabove set forth.  If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.

PROPOSALS OF STOCKHOLDERS

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2012 Annual Meeting of Stockholders must submit such proposal to the Company no later than April 20, 2012.

Assuming that the Company’s 2012 Annual Meeting of Stockholders is held on schedule, the Company must receive notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting by July 6, 2012.  If the Company does not receive notice by that date, or if the Company meets certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 26, 2011, information concerning the beneficial ownership of the Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's Named Executive Officers who were serving as executive officers at the end of the last completed fiscal year, and (iv) all directors and executive officers of the Company as a group:

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (2)

Dimensional Fund Advisors, Inc. (3)
1299 Ocean Ave.
Santa Monica, CA 90401	698,139	8.4%

CI Global Holdings, Inc. (4)
2 Queen Street East, 20th Floor
Toronto, ON M5C 3G7 CN	600,000	7.2%

Edmunds White Partners LLC (5)
10831 Ridgefield Parkway
Richmond, VA 23233	429,540	5.2%

Frequency Electronics, Inc.
Employee Stock Ownership Plan (6)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	436,892	5.3%

Frequency Electronics, Inc.
401(k) Savings Plan (7)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	427,607	5.2%

Martin B. Bloch (8)(11)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	779,181	9.4%

Joseph P. Franklin (8)(9)(11)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	69,492	0.8%

Joel Girsky (13)
c/o Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY 11788	30,500	*

S. Robert Foley (13)
One Lakeside Dr.
Oakland, CA 94612	5,500	*

Richard Schwartz (12)(13)
4427 Golf Course Dr.
Westlake Village, CA 91362	35,500	*

Markus Hechler (11)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	82,415	1.0%

Oleandro Mancini (11)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	82,975	1.0%

All executive officers
and directors as a group
(14 persons) (10)(11)(12)(13)	1,519,702	18.3%

*designates less than one percent (1%) of issued and outstanding shares of Common Stock.

Notes:
(1)	Each person has sole voting and investment power over the shares reported, except as noted.

(2)	Based on 8,310,907 shares outstanding as of August 26, 2011.

(3)
As reported in a Form 13F for the quarter ended June 30, 2011, filed by Dimensional Fund Advisors Inc. (“Dimensional”), which is an investment advisor registered under the Investment Advisors Act of 1940.  Per a Schedule 13G filing dated December 31, 2010, Dimensional furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts.  Per the Form 13F, in its role as investment advisor or manager, Dimensional possesses investment power over 684,547 shares and voting authority over 680,286 shares that are owned by such investment companies, commingled group trusts and separate accounts, and Dimensional disclaims beneficial ownership of such securities.

(4)
As reported in a Form 13F for the quarter ended June 30, 2011, filed by CI Global Holdings, Inc. (“CI Global”), an investment management company, on July 15, 2011.  Per a Schedule 13G filing dated May 11, 2011, CI Investments Inc., parent company of CI Global, possesses investment power and voting authority over all of the shares owned.

(5)	Per a Schedule 13G filing dated May 3, 2011, Edmunds White Partners LLC, possesses investment power and voting authority over all of the shares owned.

(6)
Represents shares of stock held by the Frequency Electronics, Inc. ESOP Trust (the “Trust”) for the Company's Employee Stock Ownership Plan, all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers as defined on page 20).

(7)
Represents shares of stock held by the Frequency Electronics, Inc. 401(k) Savings Plan (the “Plan”), all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers as defined on page 20)

(8)
Includes 71,000 shares owned by members of Mr. Bloch’s immediate family, 197,748 shares held by a partnership over which Mr. Bloch maintains discretionary control and 39,600 shares held in trust for Mr. Bloch’s wife for which General Franklin is the trustee.  Mr. Bloch disclaims beneficial ownership of such shares.

(9)
Includes 29,465 shares held in a family trust and 6,696 shares in charitable foundations over which General Franklin retains discretionary control.  General Franklin disclaims beneficial ownership of such shares.

(10)	Includes 7,500 shares granted to the officers of the Company pursuant to a stock purchase agreement in connection with the Company’s Restricted Stock Plan:

(11)
Includes the number of shares which, as at August 26, 2011, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of options or stock appreciation rights (“SARs”); (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person's having sole or shared voting powers over such shares.  The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

Name	ESOP Shares (a)	Profit Sharing Plan & Trust 401(k) (b)	ISO, NQSO or SAR Shares (c)
Martin B. Bloch	26,529	5,394	59,750
Joseph P. Franklin	-0-	525	10,500
Markus Hechler	8,682	4,734	66,000
Oleandro Mancini	-0-	4,225	78,750
All Directors and Officers as a Group (14 persons)	49,889	35,189	453,950

(a)
Includes all shares allocated under the Company's Employee Stock Ownership Plan ("ESOP") to the respective accounts of the named persons, ownership of which shares was fully vested in each such person as at April 30, 2011.  ESOP shares are generally not distributable to the respective vested owners thereof until after their termination of employment with the Company.  However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account.  Upon the allocation of shares to an employee's ESOP account, such employee has the right to direct the ESOP trustees in the exercise of the voting rights of such shares.

(b)
Includes all shares allocated under the Company’s 401(k) Savings Plan, a profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986.  This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan.  Under the provisions of the plan, the Company made discretionary matching contributions of the Company’s Common Stock.  All participants in the plan become fully vested in the Company contribution after six years of employment.  All of the officers named above are fully vested in the shares attributable to their accounts.

(c)
All amounts in this column represent the number of shares that may be obtained upon exercise of incentive stock options (“ISO”) or SARs in which the officers are fully vested or may become vested within 60 days of August 26, 2011.  Such grants have been made under the Company’s 2001 Incentive Stock Option Plan and 2005 Stock Award Plan.  The individual grants, exercise prices and expiration dates for the Named Executive Officers are listed in the Outstanding Equity Awards at Fiscal Year-End Table on page 23 of this Proxy Statement.

(12)	Includes 30,000 shares issuable on the exercise of options granted to Mr. Schwartz on December 10, 2004 at an exercise price of $14.76 under the Independent Contractors Stock Option Plan.

(13)
The Company awarded SARs to each of the Directors based on 10,000 shares at an exercise price of $9.70 on April 12, 2011, based on 10,000 shares at an exercise price of $4.60 on October 27, 2009, and based on 6,000 shares at an exercise price of $3.15 on January 31, 2009.  As of August 20, 2011, the Directors were each vested in 5,500 shares under the SAR awards from fiscal years 2010 and 2009.  None of the rights under the fiscal year 2011 award were vested as of August 26, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and any person who is the beneficial owner of more than 10% of the Company’s equity securities (“10% stockholder”) to file reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC.  Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.  Based on a review of the copies of such reports furnished to it, the Company believes that during the fiscal year ended April 30, 2011, the Company’s directors, officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the following exceptions:

Due to a reporting oversight by a money manager for the Company’s Chairman of the Board, a Form 4 reporting a series of sales (nine transactions) from March 12, 2010 through April 20, 2010 aggregating 29,200 shares held by a charitable foundation and a family trust controlled by the Chairman was not timely filed, and a Form 4 reporting a series of sales (six transactions) from July 21, 2010 through July 30, 2010 aggregating 1,700 shares held by a family trust controlled by the Chairman was not timely filed.  Each Form 4 was filed with the SEC on August 5, 2010.

CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the past fiscal year, four (4) meetings of the Board were held.  Each of the Company’s directors attended, in person or telephonically, all of the meetings of the Board and of the meetings of committees of the Board of which such director was a member that were held during the past fiscal year.

In addition to attendance at Board meetings, the Board encourages, but does not require, all directors to attend annual meetings of the Company’s stockholders.  One of the Company’s directors attended the Company’s 2010 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee consists of the Company’s three independent directors, Messrs. Foley, Girsky, and Schwartz.  Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and the listing standards of The NASDAQ Stock Market, upon which the Company’s Common Stock is listed and trades.  The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements.  In addition, the Board has determined that Mr. Girsky, chairman of the Audit Committee, satisfies the SEC’s criteria as an “audit committee financial expert.”

The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.  The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors, (ii) review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements.  The Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Audit Committee held five (5) meetings during the last fiscal year.  The Audit Committee’s report appears on page 19 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of the three independent directors, Messrs. Foley, Girsky, and Schwartz.  The Compensation Committee adopted a formal charter which is posted on the Company’s website at http://www.frequencyelectronics.com.  The Compensation Committee is responsible for determining remuneration arrangements for the highest paid executives and oversees the Company's stock option, bonus and other incentive compensation plans.  The Compensation Committee may not delegate these responsibilities.  The Compensation Committee held four (4) meetings during fiscal year 2011.

The Company’s President and Chief Executive Officer, Martin Bloch, recommends to the Compensation Committee base salary, bonus payouts from the short-term incentive pool and long-term incentive grants for the Company’s officers (other than himself) and other eligible employees (see Executive Compensation section below).  Mr. Bloch makes these recommendations to the Compensation Committee based on input from the Company’s Director of Human Resources using compensation data as described below, as well as qualitative judgments regarding individual performance.  Mr. Bloch is not involved with any aspect of determining his own pay.

In order to assess whether the compensation program that the Company provides to its executive officers is competitive, its human resources department annually participates in a survey of electronics companies in the New York metropolitan area.  This survey compares base salaries by job type as well as benefits offered by other companies in the electronics industry.  The Compensation Committee has established salaries and benefits which are in the mid-range of those companies which participate in this survey.  In addition, during fiscal year 2008, the Company engaged compensation consultants to review its existing programs and received recommendations for enhancements or improvements.  As a result of such review, the Company made no major adjustments to the current compensation program for its officers.

Director Nominations

Due to the relatively small size of its Board, the Company does not have a formal nominating or corporate governance committee.  New director nominations, which are infrequent, and compliance with corporate governance rules, are reviewed and approved by the independent directors.  By Board resolution, the Company has determined that if a new director is to be nominated, the independent directors of the Company (currently Messrs. Foley, Girsky, and Schwartz) will conduct interviews of qualified candidates and, as appropriate, will recommend selected individuals to the Board.  The independent directors consider director candidates based on criteria approved by the Board, including such individuals’ backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board.  The Board has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates using the criteria identified above.  The Company may retain a director search firm to assist it in identifying qualified director nominees.

Director Candidates Proposed by Stockholders

The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company.  A stockholder recommending an individual for consideration by the Board (and the independent directors) must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years.  Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

In order for a recommendation to be considered by the Company for the 2012 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the recommendation no later than 5:00 p.m., local time, on April 20, 2012.  Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company).  The Company’s Corporate Secretary will send properly submitted stockholder recommendations to the independent directors for consideration at a future meeting.  Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the independent directors.

CORPORATE GOVERNANCE MATTERS

Communications with Directors

Stockholders and other interested parties may communicate directly with any Director, including any non-management member of the Board, by writing to the attention of such individual at the following address:  Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.  The Company’s Secretary will distribute any stockholder communications received to the Director(s) to whom the letter is addressed or to all of the Directors if addressed to the entire Board.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chairman of the Audit Committee.  The Chairman will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

The independent directors regularly meet without any management directors or employees present.  Such executive sessions are held at least annually and as often as necessary to fulfill the independent directors’ responsibilities.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”).  The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at http://www.frequencyelectronics.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer.  Annually, the Company’s Directors review the Code of Ethics and the report of the Company’s Ethics Committee.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons.  The Board believes that having a separate Chairman allows the Chief Executive Officer, Mr. Bloch, to focus on the day-to-day management of the Company while enabling the Board to maintain an independent perspective on the activities of the Company and executive management.

Board Risk Oversight

The Company’s senior management manages the day-to-day risks facing the Company under the oversight and supervision of the Board, which oversees the Company’s risk management strategy, focusing on the adequacy of the Company’s risk management and mitigation processes.  The Board’s role in the risk oversight process includes receiving regular reports from senior management on areas of material risk, including operational, financial, legal and regulatory and strategic and reputational risks.  The full Board receives these reports to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies.  While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  In performing its functions, the Audit Committee has access to management and is able to engage advisors, if deemed necessary.  The Board receives regular reports from the Audit Committee regarding its areas of focus.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board.  The Audit Committee is comprised of three non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the independence requirements of the NASDAQ Stock Market.  The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internals controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended April 30, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee held five meetings during fiscal year 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2011 for filing with the Securities and Exchange Commission.

Joel Girsky, Chairman, Audit Committee
S. Robert Foley
Richard Schwartz
Members of the Audit Committee

Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Company's principal executive officer and two other most highly compensated executive officers (collectively, the "Named Executive Officers") based on total compensation for the last completed fiscal year, reduced by above market or preferential earnings on non-qualified deferred compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option and SAR Awards (2)(3)	Non-Qualified Deferred Compensation Earnings (4)	All Other Compen- sation (5)	Total
Martin B. Bloch	2011	$413,846	$246,000	$43,460	$17,397	$89,205	$809,908
President, CEO	2010	366,923	75,000	83,385	(319,979)	87,868	293,197
Principal Executive Officer
Markus Hechler	2011	215,500	55,000	35,374	(3,859)	46,302	348,317
Executive Vice	2010	209,962	20,000	35,361	99,461	43,687	408,471
President
Oleandro Mancini	2011	194,729	71,100	33,375	73,243	36,907	409,354
Senior Vice President,	2010	185,096	50,250	37,868	97,669	34,256	405,139
Business Development

Notes:

(1)
The Company pays bonuses based on operating profits at each of its operating units or, in the case of Mr. Bloch, on consolidated pretax profits.  Mr. Mancini is awarded a bonus based on the revenues and operating profits generated by the FEI-NY, Gillam-FEI and FEI-Zyfer segments.

(2)
The amounts in this column do not represent actual cash payments to the Named Executive Officers.  Each value represents the aggregate grant date fair value of stock option and SARs awarded by the Company during fiscal years 2011 and 2010 computed in accordance with FASB ASC TOPIC 718.  The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the years ended April 30, 2011 and 2010, as filed with the SEC.

(3)
Other than contributions of Common Stock to the accounts of participants in the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986, the Company did not make any awards of Common Stock to any employees during fiscal years 2011 and 2010.  The fair market value of contributions to the accounts of participants, including the Named Executive Officers, may not exceed $3,000 in a calendar year.

(4)
The amounts in this column do not represent actual cash payments to the Named Executive Officers.  The Company has entered into certain deferred compensation agreements with key employees (including the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause.  The values in the table above reflect the change in the actuarially calculated deferred compensation liability for each of the Named Executive Officers for fiscal years 2011 and 2010.  These non-cash amounts are included in the Company’s general and administrative expenses for the fiscal years ended April 30, 2011 and 2010, respectively.  The fiscal year 2011 amount for Mr. Hechler, and the fiscal year 2010 amount for Mr. Bloch, shown as credits, reflects declining liabilities for the Company due to Mssrs. Bloch’s and Hechler’s age and the number of years of their employment past normally expected retirement age.

(5)	The amounts shown in this column are composed of the following:

Name	Costs of Leased Automobile	Health, Life, Disability Insurance & Medical Reimbursement (a)	Additional Life Insurance Premiums (b)	Financial Planning Advice and other (b)	Total All Other Compensation
Martin Bloch
2011	$7,472	$29,763	$24,063	$27,907	$89,205
2010	6,705	45,644	24,063	11,456	87,868

Markus Hechler
2011	13,183	33,119	0	0	46,302
2010	12,641	31,046	0	0	43,687

Oleandro Mancini
2011	11,034	25,873	0	0	36,907
2010	10,144	24,112	0	0	34,256

(a)
All employees of the Company are eligible for health, term life and disability insurance the premiums for which are partially paid by the Company.  Reimbursement of medical costs is available only to officers.

(b)	Mr. Bloch’s compensation includes financial planning advice and Company-paid premiums for additional whole life insurance policies, the beneficiaries of which are Mr. Bloch’s heirs.

Narrative Disclosure of Summary Compensation Table

Short-Term Incentives

The Company maintains short-term incentive bonus programs for certain employees which are based on operating profits and certain other relevant criteria of the individual subsidiaries to which the employees are assigned.  The Company’s employment agreement with its Chief Executive Officer includes a bonus formula based on consolidated pre-tax profits.  These plans are designed to create incentives for superior performance and to allow the Company's executive officers to share in the success of the Company by rewarding the contributions of individual officers.  Focused on short-term or annual business results, these plans enable the Company to award designated executives with annual cash bonuses based on their contributions to the profits of the Company.

Long-Term Incentives

As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its Common Stock under the Employee Stock Ownership Plan (“ESOP”) and through the grant of stock appreciation rights (“SARs”) or options to purchase Common Stock through various employee stock award plans.  Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of Common Stock) and to continued employment with the Company.  The number of shares granted to executive officers under the Company's ESOP is determined on a pro-rata basis.  Grants of SARs, stock options and other equity awards are generally determined on an individual-by-individual basis.  The factors considered are the individual's performance and potential for contributing to the Company’s future growth, the number of stock options and awards previously granted to the individual and the Company's financial and operational performance.

The Company does not maintain any compensation plans for its executive officers or directors or for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the ESOP and stock award plans discussed above.  The fair values of awards under these plans are shown in the Summary Compensation Table above.

Nonqualified Deferred Compensation Agreements

The Company has no tax-qualified defined benefit or actuarial retirement plans in effect.  It has entered into certain deferred compensation agreements with key employees (including most officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause.  The Company pays compensation benefits out of its working capital but has also purchased whole or term life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant.  The annual premiums paid during fiscal year 2011 were less than the increase in cash surrender value of the whole life insurance policies.

The deferred compensation for participants in the program is reviewed annually by the Compensation Committee.  The annual benefit may be increased based upon recent performance, length of service, economic conditions and other factors.  The annual benefit to be provided to each of the Named Executive Officers upon his retirement is as follows:

Martin Bloch, CEO	$200,000
Markus Hechler, Exec VP	85,000
Oleandro Mancini, VP	65,000

Such benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries.  Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause.  The change in actuarial value in nonqualified deferred compensation benefits under the deferred compensation agreements for each of the Named Executive Officers are presented in the Summary Compensation Table.

Supplemental Separation Benefits

Included in the deferred compensation agreements of certain executive officers and certain key employees are provisions for supplemental separation benefits.  Under the agreements, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee’s average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control.  If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus.

Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Mr. Bloch’s base annual salary is $400,000.  Mr. Bloch also receives additional compensation of up to $52,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which are Mr. Bloch’s heirs.  During fiscal year 2009, in response to a decline in the Company’s business due to various economic factors, Mr. Bloch voluntarily reduced his base compensation by 10% to $360,000.  Such reduction was restored beginning May 1, 2010 based upon the Company’s return to a profitable level of business for the fiscal year ended April 30, 2010.  Mr. Bloch’s employment agreement provides a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years.  Mr. Bloch was awarded stock options to purchase an aggregate of 162,000 shares of the Common Stock at the market value of the Company’s stock on the date of grant.  The options are exercisable for a period of ten (10) years from the date of grant.  (See Outstanding Equity Awards at Fiscal Year-End Table on page 23 and notes (8) and (11) under Stock Ownership of Certain Beneficial Owners and Management, above.)

Employee Benefit Plans

Officers, including the Named Executive Officers, are eligible to participate in the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986.  This plan permits eligible employees to defer a portion of their income through voluntary contributions to the plan.  Under the provisions of the plan, the Company makes discretionary matching contributions of the Company’s Common Stock, the fair market value of which may not exceed $3,000 in a calendar year (reduced to $1,250 for fiscal year 2010.).  All participants in the plan become fully vested in the Company contribution after six years of employment.  All of the Named Executive Officers are fully vested in the shares attributable to their accounts. (See footnote (11) to the Stock Ownership of Certain Beneficial Owners and Management beginning on page 14.)

In addition, Mr. Bloch and Mr. Hechler are participants in the Company's Stock Bonus Plan and the ESOP which replaced it.  The ESOP began in 1990 and no additional shares of Common Stock were allocated to participants after fiscal year 2000.  (See footnote (11) to the Stock Ownership of Certain Beneficial Owners and Management beginning on page 14.)

Other Compensation

Officers and certain key employees are provided with a leased automobile to use for both business and personal purposes.  The operating costs of the vehicle are paid by the Company.  The value of any personal use is included in the taxable income of each employee.  Officers of the Company are also reimbursed for out-of-pocket medical expenses incurred by the officers and their families.  Such reimbursement is also included in the officers’ taxable income.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options or SARs previously awarded to the Named Executive Officers outstanding at the end of the fiscal year, April 30, 2011.  The Company has not made any stock awards which were outstanding at the end of such fiscal year.

Option Awards or Stock Appreciation Rights

Name	Number of Securities Underlying Unexercised Options or SARs (#) Exercisable	Number of Securities Underlying Unexercised Options or SARs (#) Unexercisable	Option or SARs Exercise Price ($)	Option or SARs Expiration Date (1)
Martin B. Bloch	40,000	-0-	$7.835	3/16/18
	6,000	6,000	3.150	1/29/19
	13,750	41,250	4.60	10/26/19
	-0-	55,000	9.70	4/11/21

Markus Hechler	15,000	-0-	$11.10	10/29/11
	8,000	-0-	6.615	7/25/12
	8,000	-0-	9.575	7/31/13
	7,500	-0-	14.40	12/21/14
	10,000	-0-	11.95	7/30/16
	5,625	1,875	11.16	7/23/17
	7,500	2,500	9.67	12/10/17
	-0-	3,000	3.15	1/29/19
	2,500	7,500	4.60	10/26/19
	-0-	12,000	5.65	9/13/20
	-0-	10,000	9.70	4/11/21

Oleandro Mancini	10,000	-0-	$11.10	10/29/11
	7,000	-0-	6.615	7/25/12
	10,000	-0-	9.575	7/31/13
	7,500	-0-	14.40	12/21/14
	10,000	-0-	11.22	4/24/15
	15,000	-0-	11.95	7/30/16
	7,500	2,500	9.91	8/28/17
	3,750	1,250	9.67	12/10/17
	3,000	3,000	3.15	1/29/19
	2,500	7,500	4.60	10/26/19
	-0-	12,000	5.65	9/13/20
	-0-	12,000	9.70	4/11/21

(1):
Stock options and SARs are generally exercisable cumulatively at 25% per year beginning one year after the date of grant.  In the case of Mr. Bloch’s award of 40,000 SARs on March 17, 2008, the SAR was 50% exercisable one year after the grant date and fully exercisable two years after the grant date.  In general, awards expire ten years after the date of grant but such terms may be modified at the discretion of the Company’s Compensation Committee.  Grants are made at the market value of Common Stock on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans:

The following table sets forth as of April 30, 2011, the number of shares of Company Common Stock to be issued upon exercise of outstanding stock option grants and the number of shares available for future issuance under such plans:

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options	outstanding options	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
(see Notes below)	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,441,025	$8.33	51,341

Equity compensation plans not approved by security holders	30,000	$14.76	-
TOTAL	1,471,025	$8.46	51,341

Notes:

Equity compensation plans approved by security holders consist of the Company’s 2005 Stock Award Plan, Senior Executive Stock Option Plan and Restricted Stock Plan.  Equity compensation plans not approved by security holders consist of:

i-
Independent Contractor Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1998, options to acquire shares of the Company’s Common Stock may be granted to individuals who provide services to the Company but who are not employees.  The option price, number of shares, timing and duration of option grants is at the discretion of the Independent Contractor Stock Option Committee.  In recent grants, the option price was equal to the then fair market value of the Company’s Common Stock, a portion of each grant was immediately exercisable and the options expire in ten years from date of grant.  With the adoption of the 2005 Stock Award Plan, no additional shares may be issued from this plan.

ii-
1993 Non-Statutory Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1993, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company’s Common Stock on the date of grant.  Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date.  After fiscal year 2003, no additional shares were issuable from this plan and all outstanding options not exercised by the end of fiscal year 2011 have expired.

iii-
President’s Employment Contract- Under the terms of an employment contract, entered into in fiscal year 2001, Mr. Bloch was granted an option to acquire 180,000 shares of the Company’s Common Stock at the then fair market value of $13.49.  The option became exercisable 25% per year in each of the four years after the date of grant and expired in fiscal year 2011, ten years from date of grant.

OTHER MATTERS

The Report of the Audit Committee is not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material.  This portion of this proxy statement is not a part of any of those filings unless otherwise stated in those filings.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended April 30, 2011, is available under the Investor Relations section of the Company’s website at http://www.frequencyelectronics.com.  A Notice of Internet Availability of Proxy Materials is being mailed to stockholders which also includes instructions on how stockholders may obtain printed copies of the Annual Report and the Proxy Statement.  Stockholders may also request printed copies of the Proxy Materials by calling the Company at (516) 794-4500, extension 2133 or by sending an email to investorrelations@freqelec.com.  For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-K to any stockholders who request such a copy.

By Order of the Board of Directors,

/s/ Alan Miller
ALAN MILLER
Secretary/Treasurer and Chief Financial Officer

Dated:  August 29, 2011